UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12510 Prosperity Drive, Suite 370 Silver Spring, MD	20904
(Address of principal executive offices)	(Zip Code)

(240) 247-1170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 1, 2022, Aziyo Biologics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as underwriter (the “Underwriter”), in connection with the public offering, issuance and sale by the Company of 2,350,000 shares of the Company’s Class A common stock, $0.001 par value per share, at a public offering price of $4.75 per share, less underwriting discounts and commissions, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-267197) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Offering”). Under the terms of the Underwriting Agreement, the Company also granted the Underwriter an option exercisable for 30 days to purchase up to an additional 352,500 shares of its Class A common stock at the public offering price, less underwriting discounts and commissions. The closing of the Offering is expected to occur on or about December 5, 2022, subject to the satisfaction of customary closing conditions.

The Company expects to receive net proceeds from the Offering of approximately $9.84 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. In addition, the Underwriter agreed to reimburse the Company at the closing of the Offering for certain fees, costs and expenses and other amounts related to or in connection with the Offering. The Company intends to use the net proceeds of the Offering to expand its product development and clinical research activities, hire additional sales personnel to coincide with product launches and the remainder to fund working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated December 5, 2022, regarding the validity of the shares of common stock to be issued and sold in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Amendment to Credit Agreement

On November 30, 2022, the Company entered into an amendment letter (the “Amendment Letter”) to the Credit Agreement, dated as of August 10, 2022, by and among the Company, as the Borrower, and its subsidiaries, the financial institutions party thereto from time to time as lenders, and SWK Funding LLC, as agent (as amended by the letter agreement dated as of October 9, 2022, the letter agreement dated as of November 10, 2022, and the letter agreement dated as of November 21, 2022, the “Credit Agreement”). Pursuant to the Amendment Letter, the lenders under the Credit Agreement agreed to fund the additional term loan of $4 million (the “Subsequent Term Loan”), notwithstanding the fact that the specified operational and financial metrics required to be achieved by the Company for its availability have not been satisfied, so long as (i) the request to fund is made on or prior to December 16, 2022 (such funding date, the “Subsequent Funding Date”), (ii) no material adverse effect, default or event of default has occurred and is continuing or would be caused by such Subsequent Term Loan, and (iii) the Company has issued additional equity interests resulting in net proceeds to the Company of not less than $10 million on or prior to the Subsequent Funding Date (this clause (iii), the “Equity Raise Condition”). Upon the closing of the Offering, the Company expects that the Equity Raise Condition shall be satisfied.

The foregoing summary of the Amendment Letter does not purport to be complete and is qualified in its entirety by reference to the Amendment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Company’s direct financial obligation under the Subsequent Term Loan is incorporated into this Item 2.03 by reference.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the consummation of the offering, the terms of the offering, the satisfaction of customary closing conditions with respect to the offering, the anticipated amount of net proceeds from the offering, and the intended use of such net proceeds. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation: the uncertainties related to market conditions or for other reasons; the risk that the offering will not be consummated; the amount of and use of net proceeds from the offering may differ from the Company’s current expectations; and the important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2022 and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2022, August 15, 2022 and November 14, 2022 and its other filings with the SEC for the offering. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 1, 2022, by and between Aziyo Biologics, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Latham & Watkins LLP.
10.1	Amendment Letter, dated as of November 30, 2022, to the Credit Agreement, dated as of August 10, 2022, among Aziyo Biologics, Inc., SWK Funding LLC, as Agent, and the Lenders from time to time party thereto (as amended).
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: December 5, 2022	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer